AMENDED AND RESTATED ADMINISTRATIVE AGENCY AGREEMENT
AND INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED ADMINISTRATIVE AGENCY AGREEMENT AND INTERCREDITOR AGREEMENT (this “Agreement”) is entered into as of MAR 29 2018, among COMPEER FINANCIAL, FLCA and COMPEER FINANCIAL, PCA (collectively, the “Lender”), COBANK, ACB (“CoBank”) and HERON LAKE BIOENERGY, LLC (“Borrower”).

RECITALS

A.The Borrower, AgStar Financial Services, FLCA, and CoBank are parties (“Parties”) to that certain Administrative Agency Agreement and Intercreditor Agreement dated as of July 29, 2014 (the “Existing Agreement”).  The Parties now desire to amend and restate the Existing Agreement.  For that reason and for valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereby agree that the Existing Agreement will be amended and restated by this Agreement.  Lender intends to extend financing to Borrower upon the terms and conditions and in the amounts set forth in a credit agreement (“Credit Agreement”) and various notes thereto (“Notes”).  The Credit Agreement and such Notes, as well as any related guaranties, security documents and any other documents made in connection therewith are hereinafter collectively referred to as the (“Loan Documents.”)

B.CoBank will be providing cash management services (“Cash Management Services”) and risk management services (including, without limitation, interest rate swaps, hedges, caps, collars or similar arrangements designed to protect the Borrower against fluctuations in interest rates) (“Risk Management Services”) to Borrower and may issue one or more letters of credit on behalf of Lender for the account of the Borrower (“Letters of Credit”).  Obligations owing by the Borrower to CoBank as a result of CoBank providing Cash Management Services, Risk Management Services, and/or Letters of Credit are hereinafter referred to as the (“Cash Management Obligations,” “Risk Management Obligations” and “Letter of Credit Obligations,”) respectively, and collectively, the (“CoBank Obligations”).

C.Upon the closing of the loans contemplated by the Loan Documents, Lender has agreed to sell to CoBank, FCB, a wholly owned subsidiary of CoBank, a participation interest of up to and including 100% in such loans.

D.CoBank has agreed to undertake the drafting of the Loan Documents and has agreed to act as administrative agent for the loans contemplated by the Loan Documents.

E.Lender desires to enter into this Agreement in order to appoint CoBank as administrative agent for the Loan Documents.

F.Lender and CoBank also desire to establish their relative rights and interests in the collateral securing the Loan Documents and the CoBank Obligations and the application of proceeds therefrom.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

1.Appointment, Powers and Immunities of Administrative Agent.  Lender hereby appoints and authorizes CoBank to act as its agent under the Loan Documents (in such capacity the “Administrative Agent”) with such powers as are specifically delegated to such Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Lender also agrees that as part of CoBank’s duties as Administrative Agent, CoBank shall, on Lender’s behalf, perform the loan servicing duties of the (“Lead”) as such duties are described in the Participation Agreement dated April 30, 1996, between Lender and CoBank, FCB, as successor by assignment from CoBank, ACB, as amended or replaced from time to time (the “Participation Agreement”).  To the extent that the loan servicing duties of CoBank as Lead under the Participation Agreement conflict with the duties of CoBank as Administrative Agent under this Agreement, the duties set forth in this Agreement shall control.  The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, the Loan Documents, and the Participation Agreement, and shall not be a trustee or fiduciary for Lender regardless of whether a Potential Default or Event of Default has occurred and is continuing.  The Administrative Agent shall administer its duties and responsibilities in accordance with its customary practices and procedures with respect to similar loans for its own account.  The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  Subject to the preceding sentence, neither the Administrative Agent nor any of its respective directors, officers, employees or agents (each, a “Related Party” and collectively, the “Related Parties”) shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order; provided that in no event shall the Administrative Agent or any Related Party be liable for any action taken or omitted to be taken by it with the consent or at the request of the Lender.  Borrower shall pay any fee agreed to by Borrower and the Administrative Agent with respect to the Administrative Agent’s services hereunder.  Borrower acknowledges the appointment of the Administrative Agent, agrees to be bound by the terms of this Agreement and agrees that the provisions of this Agreement are solely for the benefit of the Lender, the Administrative Agent and the Related Parties, and that Borrower shall not have rights under this Agreement, including without limitation as a third party beneficiary.

2.Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

3.Defaults.  The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Potential Default or Event of Default, as those terms are defined in the Credit Agreement, unless the Administrative Agent has received notice from Lender or Borrower specifying such Potential Default or Event of Default and stating that such notice is a (“Notice of Default.”) In the event that the Administrative Agent receives such a Notice of Default from Borrower, the Administrative Agent shall give prompt notice thereof to Lender.  The Administrative Agent shall take such action with respect to such Potential Default or Event of Default which is continuing as determined by the parties under the Participation Agreement.  The Administrative Agent shall not be required to take any action which it or its counsel determines to be contrary to Law or any Loan Document, or that would expose the Administrative Agent to liability.

4.Liabilities of Administrative Agent and Lender.  Lender agrees that any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever (including attorneys’ fees) which may be imposed on, incurred by or asserted against the Lender in any way relating to or arising out of the Loan Documents, or any other documents contemplated by or referred to therein, or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under the Credit Agreement) or under the applicable provisions of any of the Loan Documents or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments, shall be governed by Section 16 of the Participation Agreement; provided that Administrative Agent shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, nonappealable order.

5.Non-Reliance on Administrative Agent.  Lender agrees that it has, independently and without reliance on the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and either originate the loans and/or purchase a participation in the Loan Documents and that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the Loan Documents.  Neither the Administrative Agent nor any Related Party shall be responsible to Lender for, nor shall it have any duty to ascertain, inquire into or verify (a) any recitals, reports, statements, representations or warranties made in connection with this Agreement or the Loan Documents, (b) the contents of any certificate, report, instrument or other document referred to, provided for or delivered under or in connection with this Agreement or the Loan Documents, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or the Loan Documents or the occurrence of any Default or Event of Default or the failure of the Borrower to perform any of its obligations hereunder or thereunder, (d) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any document or instrument referred to or provided for herein or therein or (e) the creation, attachment, perfection or priority of any security interests or other liens purported to be granted to Lender pursuant to the Loan Documents.  The Administrative Agent shall not be required to file this Agreement, the Loan Documents or any document or instrument referred to herein or therein, or record or give notice of this Agreement or any other Loan Document or any document or instrument referred to herein or therein, to anyone.  Lender acknowledges and agrees that the Administrative Agent only has the duties and responsibilities explicitly set forth herein and in the Loan Documents.

6.Failure of Administrative Agent to Act.  Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of Lender under Section 4 above in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

7.Resignation of Administrative Agent.  Subject to the appointment and acceptance of a successor Administrative Agent, as provided below, the Administrative Agent may resign at any time by giving written notice thereof to Lender and Borrower.  Upon any such resignation, Lender shall have the right to appoint a successor Administrative Agent which must be located in the United States of America.  If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of Lender, appoint a successor Administrative Agent which must be located in the United States of America.  Lender or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, except for any liability arising from gross negligence or willful misconduct prior to such discharge as determined by a court of competent jurisdiction in a final, nonappealable order.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

8.Amendments Concerning Agency Function.  The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or the Loan Documents which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

9.Liability of Administrative Agent.  The Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of Lender to perform its obligations hereunder or to Lender on account of the failure of Borrower to perform its respective obligations hereunder or under the Loan Documents.

10.Transfer of Agency Function.  Without the consent of Borrower or Lender, the Administrative Agent may at any time or from time to time transfer its functions as

Administrative Agent hereunder to any of its offices located in the United States of America, provided that the Administrative Agent shall promptly notify Borrower and Lender.

11.Non-Receipt of Funds by Administrative Agent.

A.Unless Administrative Agent shall have received notice from Lender prior to the date on which Lender is to provide funds to Administrative Agent for an advance to be made by Lender that Lender will not make available to Administrative Agent such funds, Administrative Agent may assume that Lender has made such funds available to Administrative Agent on the date of such advance in accordance with the terms of this Agreement and the Loan Documents and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount.  If and to the extent Lender shall not have made such funds available to Administrative Agent, Lender agrees to repay Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days (as defined in the Participation Agreement) and thereafter at a rate per annum equal to the rate of interest established by CoBank from time to time as its CoBank Base Rate (the “Base Rate”).  If Lender shall repay to Administrative Agent such corresponding amount, such amount so repaid shall constitute Lender’s advance for purposes of this Agreement and the Loan Documents.  If Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at the rate of interest applicable at the time to such proposed advance.

B.Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due hereunder that Borrower will not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to Lender on such due date an amount equal to the amount then due Lender.  If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, Lender shall repay to Administrative Agent forthwith on demand such amount distributed to Lender together with interest thereon, for each day from the date such amount is distributed to Lender until the date Lender repays such amount to Administrative Agent at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days (as defined in the Participation Agreement and thereafter at the Base Rate.

12.Intercreditor Provisions.  Lender and Administrative Agent each agree that the security interests granted by Borrower to Administrative Agent, on behalf of Lender and CoBank under all security agreements, pledge agreements, assignments, mortgages, deeds of trust, and other documents and agreements granting security interests, among Borrower, as grantor, and Administrative Agent, for the benefit of the Lender and CoBank to secure the obligations or indebtedness of Borrower to Lender and CoBank (including the CoBank Obligations), shall secure Lender, CoBank and Administrative Agent on a pati passu and pro rata basis.  After the occurrence of an Event of Default, any amounts collected on the collateral or payments received under the Loan Documents shall be applied:

(a)first, to the payment of all reasonable out-of-pocket costs and expenses incurred by Lender, CoBank and Administrative Agent in enforcing its or their rights against Borrower;

(b)second, to the payment of any fees owed to Lender, CoBank and Administrative Agent;

(c)third, to the payment of:  (i) all accrued and unpaid interest under the Loan Documents and (ii) the Cash Management Obligations;

(d)fourth, to the payment of:  (i) outstanding principal amounts of Borrower’s obligations to Lender under the Loan Documents and (ii) the Risk Management Obligations and Letter of Credit Obligations;

(e)fifth, to the payment of any other of Borrower’s obligations to Lender, CoBank or Administrative Agent; and

(f)sixth, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) if the amounts received are insufficient to pay all amounts due within a particular category, then each party shall receive an amount equal to its pro rata share (based on the proportion that the amount owed to that party within such category bears to the aggregate amount due within that category) of amounts available to be applied pursuant to clauses “first,” “second,” “third,” “fourth,” and “fifth” above.

13.Amendments, Etc.  No amendment, modification, termination, or waiver of any provision of this Agreement or the Loan Documents, shall in any event be effective to modify or change the duties or rights of the Administrative Agent unless the same shall be in writing and signed by the Lender and the Administrative Agent.

14.Notices.  All notices or communications hereunder shall be in writing and shall be deemed duly given upon delivery if personally delivered or sent by telegram or facsimile transmission, or three (3) days after mailing if sent by express, certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to Administrative Agent, as follows:If to the Borrower, as follows:

For general correspondence purposes:Heron Lake BioEnergy, LLC

CoBank, ACB91246 390th Avenue

P.O. Box 5110Heron Lake, MN 56137-0077

Denver, Colorado 80217-5110

91246 390th Avenue

For direct delivery purposes, when desired:Heron Lake, MN 56137-0077

6340 South Fiddlers Green Circle

Greenwood Village, Colorado 80111Attention:  CFO

Fax No.:  (507) 793-0078

Attention:  Credit Information Services

Fax No.:  (303) 224-6101

If to Lender, as follows:

Compeer Financial, FLCA

Compeer Financial, PCA

14800 Galaxie Ave Ste 205

Apple Valley, Minnesota 55124

Attention:  Mr. Jason Johnson

Fax No.:  ___________________

15.Attorney’s Fees.  The prevailing party in any action or other proceeding to enforce its rights under this Agreement, shall be entitled to its costs of suit, and reasonable attorneys’ fees, in addition to all other recovery or relief to which it may be entitled.

16.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

17.Administrative Fee.  The Borrower agrees to pay to Agent on July 31, 2018, and each July 31st thereafter for as long as the Borrower has commitments with Lender, an administrative fee in the amount of $2,500.00.

18.Counterparts.  This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO AMENDED AND RESTATED ADMINISTRATIVE AGENCY

AGREEMENT AND INTERCREDITOR AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Agreement as of the date first above written.

HERON LAKE BIOENERGY, LLC

By:/s/ Stacie Schuler

Name:Stacie Schuler

Title:CFO

SIGNATURE PAGE TO AMENDED AND RESTATED ADMINISTRATIVE AGENCY

AGREEMENT AND INTERCREDITOR AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused the execution of this Agreement as of the date first above written.

CoBANK, ACB, in its capacity as

Administrative Agent and for its own behalf

By:    /s/ Tom B. Houser

Title:  Vice President

COMPEER FINANCIAL, FLCA

By:    /s/ Erik J. Moe

Title:  Manager Syndications & Agency

COMPEER FINANCIAL, PCA

By:    /s/ Erik J. Moe

Title:  Manager Syndications & Agency